EXHIBIT 99.1

December 24, 2025

SOBRsafe Announces $2 Million Private Placement Priced At-The-Market Under Nasdaq Rules

DENVER, COLORADO / ACCESSNewswire / December 24, 2025 /SOBR Safe, Inc. (Nasdaq:SOBR) (“SOBRsafe” or the “Company”), the leader in next-generation alcohol monitoring and detection technology, today announced that it has entered into definitive agreements for the issuance and sale of 1,290,324 shares of its common stock (or pre-funded warrants in lieu thereof), Series C warrants to purchase up to an aggregate of 1,290,324 shares of common stock and Series D warrants to purchase up to an aggregate of 1,290,324 shares of common stock, at a purchase price of $1.55 per share (or pre-funded warrant in lieu thereof) and associated warrants in a private placement priced at-the-market under Nasdaq rules. The warrants will have an exercise price of $1.30 per share and will be exercisable immediately upon issuance. The Series C warrants will expire five years after the effective date of the Resale Registration Statement (as defined below) and the Series D warrants will expire twenty-four months after the effective date of the Resale Registration Statement.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $2.0 million, before deducting placement agent fees and other offering expenses. The offering is expected to close on or about December 29, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SOBRsafe™

Through next-generation alcohol detection technology, we enable trust and empower recovery ... with a human touch. SOBRsafe's advanced transdermal (touch-based) technology detects and reports in real-time the presence of alcohol as emitted through a user's skin - no breath, blood, or urine samples are required. With a powerful backend data platform, SOBRsafe provides passive, dignified screening and monitoring solutions for the behavioral health, family law and consumer markets, and for licensing and integration. To learn more, visit www.sobrsafe.com.

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, including statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering, and the Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this news release. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company's filings with the SEC which can be found on the SEC's website at www.sec.gov.

Company Contact:

IR@sobrsafe.com

Investor Relations Contact:

Scott Liolios or Taylor Stadeli

Gateway Group

949-574-3860

SOBR@gateway-grp.com

SOURCE: #SOBR Safe, Inc.

View the original press release on ACCESS Newswire

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